                                                                  EXHIBIT (j)(2)

                               EXTENSION AGREEMENT

      This Agreement is made as of August 31, 2005 by and between the entities listed on Appendix I hereto (the "Funds") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

      WHEREAS, the Funds and Investors Bank have in effect certain agreements between them; and

      WHEREAS, the Funds and Investors Bank desire to extend such agreements for an additional five-year term;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in such agreements, it is agreed between the respective parties hereto as follows:

      1.    Master Custodian Agreement - Group of Funds.

      The Master Custodian Agreement, amended as of October 23, 1995 and December 21, 1998, between the Eaton Vance Group of Funds and Investors Bank is hereby extended for a five-year term and will terminate on August 31, 2010, unless terminated earlier pursuant to such Agreement.

      2.    Master Custodian Agreement - Hub Portfolios.

      The Master Custodian Agreement, amended as of October 23, 1995 and December 21, 1998, between the Eaton Vance Hub Portfolios and Investors Bank is hereby extended for a five-year term through August 31, 2010 ("Initial Term"), unless terminated earlier pursuant to such Agreement. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive ninety (90) day terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

      3.    Each Agreement.

      Each Agreement is hereby further amended as follows:

      a) The address of the Funds for notice purposes shall be: Eaton Vance Management, 255 State Street, Boston, MA 02110, Attention: Barbara Campbell.

      b)    The address of Investors Bank for notice purposes shall be:
            Investors Bank & Trust, 200 Clarendon Street, Boston, MA 02116,
            Attention: Michael Rogers.

      c) Investors Bank agrees that (i) nonpublic customer information (as defined in Regulation S-P) of customers of the Fund and (ii) the Funds' portfolio holdings information, shall not be disclosed to any third party for any purpose without the written consent of the Funds, unless permitted by applicable regulation.

      4.    Miscellaneous.

      a) Except as amended hereby, the Agreements shall remain in full force and effect.

      b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.

                                     INVESTORS BANK & TRUST COMPANY

                                     By: /s/ Michael Rogers
                                         ---------------------------
                                     Name: Michael Rogers
                                     Title: President

                                     EACH FUND LISTED ON APPENDIX I
                                     on behalf of its Series (if applicable)

                                     By: /s/ Maureen A. Gemma
                                         ------------------------
                                     Name: Maureen A. Gemma
                                     Title: Assistant Secretary

                                                                      APPENDIX I
                                                       EFFECTIVE AUGUST 31, 2005

                      FUND PARTIES TO AGREEMENT REFERENCED
                                 IN PARAGRAPH 1

Eaton Vance Advisers Senior-Floating-Rate Fund                  Eaton Vance Michigan Municipals Fund
Eaton Vance California Municipal Income Trust                   Eaton Vance Minnesota Municipals Fund
Eaton Vance Enhanced Equity Income Fund                         Eaton Vance Mississippi Municipals Fund
Eaton Vance Enhanced Equity Income Fund II                      Eaton Vance Missouri Municipals Fund
Eaton Vance Floating-Rate Income Trust                          Eaton Vance National Municipals Fund
Eaton Vance Florida Municipal Income Trust                      Eaton Vance New Jersey Municipals Fund
Eaton Vance Growth Trust                                        Eaton Vance New York Municipals Fund
  Eaton Vance Asian Small Companies Fund                        Eaton Vance North Carolina Municipals Fund
  Eaton Vance-Atlanta Capital Intermediate Bond Fund            Eaton Vance Ohio Municipals Fund
  Eaton Vance-Atlanta Capital Large-Cap Growth Fund             Eaton Vance Oregon Municipals Fund
  Eaton Vance-Atlanta Capital Small-Cap Fund                    Eaton Vance Pennsylvania Municipals Fund
  Eaton Vance Global Growth Fund                                Eaton Vance Rhode Island Municipals Fund
  Eaton Vance Greater China Growth Fund                         Eaton Vance South Carolina Municipals Fund
  Eaton Vance Growth Fund                                       Eaton Vance Tennessee Municipals Fund
  Eaton Vance Worldwide Health Sciences Fund                    Eaton Vance Virginia Municipals Fund
Eaton Vance Institutional Senior Floating-Rate Fund             Eaton Vance West Virginia Municipals Fund
Eaton Vance Insured California Municipal Bond Fund            Eaton Vance Municipals Trust II
Eaton Vance Insured California Municipal Bond Fund II           Eaton Vance Florida Insured Municipals Fund
Eaton Vance Insured Florida Municipal Bond Fund                 Eaton Vance Hawaii Municipals Fund
Eaton Vance Insured Massachusetts Municipal Bond Fund           Eaton Vance High Yield Municipals Fund
Eaton Vance Insured Michigan Municipal Bond Fund                Eaton Vance Kansas Municipals Fund
Eaton Vance Insured Municipal Bond Fund                       Eaton Vance Mutual Funds Trust
Eaton Vance Insured Municipal Bond Fund II                      Eaton Vance Cash Management Fund
Eaton Vance Insured New Jersey Municipal Bond Fund              Eaton Vance Diversified Income Fund
Eaton Vance Insured New York Municipal Bond Fund                Eaton Vance Dividend Income Fund
Eaton Vance Insured New York Municipal Bond Fund II             Eaton Vance Equity Research Fund
Eaton Vance Insured Ohio Municipal Bond Fund                    Eaton Vance Floating-Rate Fund
Eaton Vance Insured Pennsylvania Municipal Bond Fund            Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Investment Trust                                    Eaton Vance Government Obligations Fund
  Eaton Vance California Limited Maturity Municipals Fund       Eaton Vance High Income Fund
  Eaton Vance Florida Limited Maturity Municipals Fund          Eaton Vance Low Duration Fund
  Eaton Vance Massachusetts Limited Maturity Municipals Fund    Eaton Vance Money Market Fund
  Eaton Vance National Limited Maturity Municipals Fund         Eaton Vance Municipal Bond Fund
  Eaton Vance New Jersey Limited Maturity Municipals Fund       Eaton Vance Strategic Income Fund
  Eaton Vance New York Limited Maturity Municipals Fund         Eaton Vance Tax Free Reserves
  Eaton Vance Ohio Limited Maturity Municipals Fund             Eaton Vance Tax-Managed Dividend Income Fund
  Eaton Vance Pennsylvania Limited Maturity Municipals Fund     Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Limited Duration Income Fund                        Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Massachusetts Municipal Income Trust                Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Michigan Municipal Income Trust                     Eaton Vance Tax-Managed International Equity Fund
Eaton Vance Municipal Income Trust                              Eaton Vance Tax-Managed Mid-Cap Core Fund
Eaton Vance Municipals Trust                                    Eaton Vance Tax-Managed Multi-Cap Opportunity Fund
  Eaton Vance Alabama Municipals Fund                           Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1
  Eaton Vance Arizona Municipals Fund                           Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2
  Eaton Vance Arkansas Municipals Fund                          Eaton Vance Tax-Managed Small-Cap Value Fund
  Eaton Vance California Municipals Fund                        Eaton Vance Tax-Managed Value Fund
  Eaton Vance Colorado Municipals Fund                        Eaton Vance New Jersey Municipal Income Trust
  Eaton Vance Connecticut Municipals Fund                     Eaton Vance New York Municipal Income Trust
  Eaton Vance Florida Municipals Fund                         Eaton Vance Ohio Municipal Income Trust
  Eaton Vance Georgia Municipals Fund                         Eaton Vance Pennsylvania Municipal Income Trust
  Eaton Vance Kentucky Municipals Fund                        Eaton Vance Prime Rate Reserves
  Eaton Vance Louisiana Municipals Fund                       Eaton Vance Senior Floating-Rate Trust
  Eaton Vance Maryland Municipals Fund                        Eaton Vance Senior Income Trust
  Eaton Vance Massachusetts Municipals Fund

Eaton Vance Series Trust                                      Eaton Vance Tax-Advantaged Global Dividend Income Fund
 Eaton Vance Tax-Managed Growth Fund 1.0                      Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Series Trust II                                   Eaton Vance Tax-Managed Buy-Write Income Fund
 Eaton Vance Income Fund of Boston                            Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Short Duration Diversified Income Fund            Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Special Investment Trust                          Eaton Vance Variable Trust
  Eaton Vance Balanced Fund                                       Eaton Vance VT Floating-Rate Income Fund
  Eaton Vance Emerging Markets Fund                               Eaton Vance VT Worldwide Health Sciences Fund
  Eaton Vance Greater India Fund                              EV Classic Senior Floating-Rate Fund
  Eaton Vance Institutional Short Term Income Fund
  Eaton Vance Institutional Short Term Treasury Fund
  Eaton Vance Large-Cap Core Fund
  Eaton Vance Large-Cap Value Fund
  Eaton Vance Small-Cap Growth Fund
  Eaton Vance Small-Cap Value Fund
  Eaton Vance Special Equities Fund
  Eaton Vance Utilities Fund
  Eaton Vance Tax-Advantaged Dividend Income Fund

                  HUB PORTFOLIO PARTIES TO AGREEMENT REFERENCED
                                 IN PARAGRAPH 2

Asian Small Companies Portfolio      Senior Debt Portfolio
Boston Income Portfolio              Small-Cap Growth Portfolio
Capital Growth Portfolio             Small-Cap Portfolio
Cash Management Portfolio            South Asia Portfolio
Emerging Markets Portfolio           Special Equities Portfolio
Floating Rate Portfolio              Strategic Income Portfolio
Global Growth Portfolio              Tax-Managed Growth Portfolio
Government Obligations Portfolio     Tax-Managed International Equity Portfolio
Greater China Growth Portfolio       Tax-Managed Mid-Cap Core Portfolio
Growth Portfolio                     Tax-Managed Multi-Cap Opportunity Portfolio
High Income Portfolio                Tax-Managed Small-Cap Growth Portfolio
Investment Grade Income Portfolio    Tax-Managed Small-Cap Value Portfolio
Investment Portfolio                 Tax-Managed Value Portfolio
Large-Cap Core Portfolio             Utilities Portfolio
Large-Cap Growth Portfolio           Worldwide Health Sciences Portfolio
Large-Cap Value Portfolio